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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                              PARTISAN CORPORATION

         The undersigned President and Secretary of Partisan Corporation, a Nevada corporation, pursuant to the provisions of Section 78.385 and 78.390 of the Nevada Revised Statutes, for the purpose of amending Articles of Incorporation of the said Corporation, do hereby certify as follows:

         The Board of Directors of the said corporation, at a meeting duly convened and held on the 13th day of February 1995, adopted a Resolution to amend the Articles of Incorporation of the Corporation as follows:

Article I shall be amended as follows:

                                    Article I

         The name of the Corporation shall be:

                        BIO FLORESCENT TECHNOLOGIES, INC.

         The foregoing amendment to the Articles of Incorporation was duly adopted by the written consent of the shareholders of the Corporation, pursuant to Section 78.320 of the Nevada Revised Statutes, on February 11, 1995.

         The number of shares of Common Stock of the Corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation on February 11, 1995 were 5,200,000 shares and the said amendment was approved and consented to by 4,176,000 shares, being voted in person or by proxy, which represented more than a 50% majority of the issued and outstanding shares of the Common Stock of the Corporation.

         The undersigned President and Secretary of the Corporation hereby declare that the foregoing Certificate of Amendment to the Articles of Incorporation is true and correct to the best of their knowledge and belief.
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         In witness whereof, this certificate has been executed by the undersigned on February 11, 1995.

  /s/Ray A. Triphahn                                   /s/Matthew M. Zuckerman
- - --------------------------                            --------------------------
Secretary                                              President

Notary:

/s/Joan Elizabeth Brady



State of  California

County of  Santa Clara

On February 28, 1995 before me, D. Brenda Kavert, Notary Public,
          NAME, TITLE OF OFFICER - E.G., J    DOE, NOTARY PUBLIC

personally appeared    Matthew M. Zuckerman
                           NAME(S) OF SIGNER(S)

                           OR proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                    WITNESS my hand and sofficial seal.

                                    /s/D. Brenda Kavert
                                    ---------------------------------------
                                               SIGNATURE OF NOTARY